                                                                       Exhibit 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com
      WRITER'S DIRECT DIAL                             NEW JERSEY OFFICE
                                                   2001 ROUTE 46, SUITE 202
    WRITER'S EMAIL ADDRESS                       PARSIPPANY, NEW JERSEY 07054
                                                        (973) 335-7400
                                                    FACSIMILE (973) 335-8018

                                November 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

             Re:  United Capital Corp.
                  REGISTRATION STATEMENT ON FORM S-3
                  ----------------------------------

Dear Sirs:

     Reference is made to the  Registration  Statement on Form S-3 dated October
18, 2004 as amended (the "Registration Statement") filed with the Securities and
Exchange  Commission  by United  Capital  Corp.,  a  Delaware  corporation  (the
"Company").  The Registration  Statement  relates to the resale of up to 300,000 shares (the "Shares") of the Company's common stock, $.10 par value.

     We  advise  you that we have  examined  original  or  copies  certified  or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the  Company,  minutes of meetings of the Board of  Directors  of the
Company, the Registration Statement,  and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that:

     The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     Our opinion above is subject to the following qualifications:

     We are  members of the Bar of the State of New York.  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General  Corporation  Law of the State of Delaware  (including  the Delaware

November 22, 2004

Constitution,  all  applicable  provisions  of  the  statutory  provisions,  and reported judicial decisions interpreting these laws) and the federal laws of the
United States.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

                           Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG &     WOLOSKY LLP
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP